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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                   (THE "ACT")

                                 VISTACARE, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                06-1521534
(State of incorporation or organization) (I.R.S. Employer Identification Number)

       8125 NORTH HAYDEN ROAD, SUITE 300                      85258
              SCOTTSDALE, ARIZONA                          (Zip Code)
   (Address of principal executive offices)



SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

         None

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Act and is effective pursuant to General Instruction A.(c), please check the following box: [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Act and is effective pursuant to General Instruction A.(d), please check the following box: [X]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-98033

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

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
                                                                         Name of each exchange on which each
            Title of each class to be so registered                          class is to be so registered
            ---------------------------------------                          ----------------------------
        Class A Common Stock, $.01 par value per share                          Nasdaq National Market

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For information concerning the Class A Common Stock, $.01 par value per share (the "Common Stock"), of VistaCare, Inc., a Delaware corporation (the "Company"), see the information under the heading "Description of Capital Stock" contained in the prospectus to be filed by the Company pursuant to Rule 424(b) and deemed a part of the Company's registration statement on form S-1, File No. 333-98033, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on August 13, 2002, as such registration statement may be amended from time to time (the "Registration Statement"). The prospectus is incorporated herein by reference. The Company has filed an application with respect to the Common Stock with, and delivered copies of the Registration Statement to, the Nasdaq National Market.

ITEM 2.  EXHIBITS

         The following exhibits to the Registration Statement are incorporated herein by reference:

         3.03 Fourth Amended and Restated Certificate of Incorporation of VistaCare,Inc. (1)

         3.04     Amended and Restated By-Laws of VistaCare, Inc. (2)

         4.01 Specimen certificate for shares of VistaCare, Inc. common stock (3)


(1) Incorporated by reference to the Exhibit of the same number included in the Registrant's Registration Statement on Form S-1 (File No. 333-98033)

(2) Incorporated by reference to the Exhibit of the same number included in the Registrant's Registration Statement on Form S-1 (File No. 333-98033)

(3) Incorporated by reference to the Exhibit of the same number included in the Registrant's Registration Statement on Form S-1 (File No. 333-98033)

                                       2
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        VISTACARE, INC.

                                        By: /s/ Richard R. Slager
                                            ------------------------------------
                                            Richard R. Slager
                                            President and Chief Executive
                                            Officer

Dated:  December 4, 2002